Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Rowe Companies (the “Company’) on Form 10-Q for the period ending February 29, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report), I, Gerald M. Birnbach, Chief Executive Officer of the Company, certify, in my capacity as an officer of the Company pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in the report.

/s/ Gerald M. Birnbach

Chief Executive Officer and President April 7, 2004